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EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                      NORTH FORK BANCORPORATION TO HOST ITS
                  FIRST ANNUAL INVESTOR AND ANALYST CONFERENCE
                        IN NEW YORK CITY ON JUNE 14, 2001


MELVILLE, N.Y. - JUNE 13, 2001 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) announced today that it will be hosting an Investor and Analyst Conference in New York City on June 14th at the New York Palace Hotel. John Adam Kanas, Chairman, President and Chief Executive Officer will kick off the conference with an overview of the Company featuring an historical and prospective outlook. He will also introduce the key members of North Fork's management team who will be making presentations on their business lines.

The conference materials will be accessible that day on North Fork's web site at www.northforkbank.com and click on INVESTOR AND ANALYST CONFERENCE - JUNE 14, 2001.
                                      * * *

The conference presentation materials may contain certain forward-looking statements including statements about the outlook and prospects for the Company and industry growth. Examples of forward-looking statements include, but are not limited to, North Fork's current estimates with respect to the financial condition, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, loan demand and competition; changes in legislation or regulation; changes in accounting principles, policies, or guidelines; and other economic, competitive, governmental, regulatory, and technological factors affecting North Fork's operations, pricing, products and services. Investors are encouraged to read North Fork's periodic reports filed with the Securities and Exchange Commission. Access these filings as well as other financial and business information regarding the Company at www.northforkbank.com


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